Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Select Portfolios: Communications Equipment Portfolio, of our report dated April 22, 2008, on the financial statements and financial highlights included in the February 29, 2008 Annual Report to Shareholders of Fidelity Select Portfolios: Communications Equipment Portfolio.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the April 29, 2008 Prospectuses and "Independent Registered Public Accounting Firm" in the April 29, 2008 Statements of Additional Information for Fidelity Select Portfolios: Communications Equipment Portfolio and Networking and Infrastructure Portfolio, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 18, 2009